UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2023

Digerati Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-15687	74-2849995
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

8023 Vantage Dr., Suite 660, San Antonio, TX	78230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 614-7240

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, in November 2020, Digerati Technologies, Inc. (the “Company”), T3 Communications, Inc., a Nevada entity that is a controlled subsidiary of the Company (“T3 Nevada”), and its subsidiaries (collectively, “the T3 Nevada Parties”) entered into a credit agreement (the “Credit Agreement”) with Post Road Administrative LLC and its affiliate Post Road Special Opportunity Fund II LLP (collectively, “Post Road”). The Company is a party to certain sections of the Credit Agreement. Next Level Internet, Inc. became a T3 Nevada Party in February 2022.

As previously disclosed, through June 13, 2022, the Credit Agreement had been amended three times. Pursuant to the Credit Agreement, as amended, Post Road and its affiliates have lent a total of approximately $32,168,515 to T3 Nevada. The loan amounts are evidenced by two term loan notes referred to as the “Amended and Restated Term Loan A Note” and the “Term Loan C Note” (collectively, the “Notes”).

As previously disclosed, in June 2022, as part of the third amendment to the Credit Agreement, Post Road agreed to forbear from (i) exercising its rights and remedies with regard to certain existing events of default and (ii) requiring compliance with the financial covenants set forth in Section 11.12 of the Credit Agreement (related to leverage, EBITDA, liquidity, capital expenditures, fixed charge coverage ratio, and churn), pursuant to a Forbearance Agreement and Third Amendment to Credit Agreement by and among the T3 Nevada Parties and Post Road (the “Forbearance Agreement”). As previously disclosed, the Forbearance Agreement was amended twice (once in each of October and December 2022) to extend the forbearance period.

On February 3, 2023, the Company, the T3 Nevada Parties, and Post Road entered into a Consent, Limited Waiver and Fourth Amendment to Credit Agreement and Amendment to Notes (the “Fourth Amendment”). Pursuant to the Fourth Amendment, Post Road, contingent on the Bridge Loan Repayment (as defined in this paragraph), gave its consent to (a) the Company’s execution, delivery and performance of the Merger (as defined in this paragraph) transaction documents and (b) the Company completing the contemplated merger (the “Merger”) of MEOA Merger Sub, Inc., a wholly owned subsidiary of Minority Equality Opportunities Acquisition Inc. (“MEOA”), with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, the Company being a wholly-owned subsidiary of MEOA. Pursuant to the Fourth Amendment, Post Road gave its consent to the transactions previously disclosed in November 2022, December 2022 and February 2023 whereby the Company obtained convertible loans in the aggregate Net Unpaid Principal Amount (as defined in this paragraph) of approximately $2,848,525, and gave its consent to the Company obtaining additional convertible financing in a Net Unpaid Principal Amount of up to approximately $151,475 pursuant to similar transaction documents, and for a total Net Unpaid Principal Amount in convertible loans of up to $3,000,000 (such bridge loans are hereinafter referred to individually as a “Bridge Loan” and collectively as the “Bridge Loans”). Post Road’s consents to the Bridge Loans in a Net Unpaid Principal Amount of up to $3,000,000 are contingent on (a) the closing of the Merger and (b) the repayment in full of all obligations under the Bridge Loans from (i) conversion into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) immediately after the closing of the Merger via cash, or (ii) with Post Road’s prior written approval, either (A) proceeds of an additional equity offering or financing transaction, or (B) via amortization payments (collectively, the “Bridge Loan Repayment”). As used herein, the term “Net Unpaid Principal Amount” means the principal dollar amount of a Bridge Loan, less the original issue discount (if any) and less the transaction costs paid in cash by the Company upon the closing thereof.

The Fourth Amendment amends the Credit Agreement to add defined terms related to the Merger and the Bridge Loans. The Fourth Amendment also adds a default under the Bridge Loans transaction documents as an event of default pursuant to the Credit Agreement. The Fourth Amendments amends the mandatory prepayment provision to require that, concurrently with each payment made on the Bridge Loans, an amount equal to 50% of the total dollar amount of such Bridge Loan payment must be made to partially repay the Notes.

The Fourth Amendment requires T3 Nevada to notify Post Road promptly of any contemplated financings or other offers to lend money that are issued to the Company. The Fourth Amendment also requires T3 Nevada to deliver to Post Road: (a) the full details of any proposed amendment, modification, supplement or waiver to the Bridge Loan transaction documents before any such document is executed; and (b) notice of the conversion of Bridge Loans into shares of Common Stock or other capital stock of the Company.

The Fourth Amendment revises each of the six financial covenants set forth in Section 11.12 of the Credit Agreement (related to maximum leverage, minimum liquidity, minimum EBITDA, maximum capital expenditures, minimum interest coverage (a provision that replaces the minimum fixed charge coverage ratio provision), and maximum churn). In addition, pursuant to the Fourth Amendment, none of the financial covenants contained in Section 11.12 of the Credit Agreement, as amended by the Fourth Amendment, other than minimum liquidity will be tested with respect to the fiscal quarter that ended on January 31, 2023. The Fourth Amendment provides that these revised financial covenants will be null and void if the Merger does not close by February 28, 2023 (the “Merger Outside Closing Date”), in which case the financial covenants in effect under Section 11.12 of the Credit Agreement immediately prior to the Fourth Amendment shall apply and be deemed effective.

Pursuant to the Fourth Amendment, Post Road agreed to waive each and all of the Specified Defaults (as defined in the Fourth Amendment). Post Road’s waiver of the Specified Defaults are contingent on the Merger closing on or before the Merger Outside Closing Date and no events of default (other than the Specified Defaults) or any condition or event that, with the giving of notice or the lapse of time or both, would constitute an event of default, existing under the Credit Agreement on the Merger closing date.

In addition, the Credit Agreement permits T3 Nevada to defer until the respective maturity dates of the Notes the payment of accrued and unpaid interest otherwise due and payable. The Fourth Amendment amends the Credit Agreement and the Notes to revise the interest rate payable by T3 Nevada including pursuant to the deferral of the interest payments.

The foregoing summary of the Fourth Amendment contains only a brief description of the material terms of the Fourth Amendment and such description is qualified in its entirety by reference to the full text of the Fourth Amendment, filed herewith as Exhibit 10.1, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Consent, Limited Waiver and Fourth Amendment to Credit Agreement and Amendment to Notes by and among T3 Communications, Inc., the Subsidiaries of T3 Communications (including Next Level Internet, Inc.), Post Road Special Opportunity Fund II LP, and Post Road Administrative LLC, dated as of February 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because such information is (i) not material and (ii) would likely be competitively harmful if publicly disclosed. The Company will furnish supplementally an unredacted copy of such exhibit to the Securities and Exchange Commission or its staff upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2023	Digerati Technologies, Inc.

	By:	/s/ Antonio Estrada Jr.
Antonio Estrada Jr.,
Chief Financial Officer

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